As filed with the Securities and Exchange Commission on May 6, 2005

Registration No. 333-

____________________________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________________________________

BOFI HOLDING, INC.

(Exact name of Registrant as Specified in Its Charter)

______________________________________________

Delaware                                                                                                                        33-0867444

(State or Other Jurisdiction                                                                                           (I.R.S. Employer

of Incorporation or Organization)                                                                                Identification No.)

12220 El Camino Real, Suite 220

San Diego, CA 92130

(Address of Principal Executive Offices)

BofI Holding, Inc. Amended and Restated 1999 Stock Option Plan

BofI Holding, Inc. 2004 Stock Incentive Plan

BofI Holding, Inc. 2004 Employee Stock Purchase Plan

(Full Title of the Plan)

______________________________________________

Gary Lewis Evans

President and Chief Executive Officer

BofI Holding, Inc.

12220 El Camino Real, Suite 220

San Diego, CA 92130

(Name and Address of Agent for Service)

(858) 350-6200

(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:
Allen Z. Sussman, Esq. Morrison & Foerster llp 555 West Fifth Street Los Angeles, California 90013-1024 (213) 892-5200

__________________________________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	722,017 (3)	$9.47	$6,837,500.99	$804.77
Common Stock, $0.01 par value per share	1,228,373 (4)	$9.47	$11,632,692.31	$1,369.17
Common Stock, $0.01 par value per share	500,000 (5)	$9.47	$4,735,000	$557.31

(1)   The Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated 1999 Stock Option Plan, the 2004 Stock Incentive Plan and the 2004 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(2)   Calculated solely for purposes of this offering under Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of BofI Holding, Inc.’s common stock on the Nasdaq National Market on May 4, 2005.

(3)   To be issued in connection with the BofI Holding, Inc. Amended and Restated 1999 Stock Option Plan.

(4)   To be issued in connection with the BofI Holding, Inc. 2004 Stock Incentive Plan.

(5)   To be issued in connection with the BofI Holding, Inc. 2004 Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE
SECTION 10 (a) PROSPECTUS

The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1).  Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed by BofI Holding, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)        The Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, filed with the Commission on March 15, 2005.

(b)        The description of the Registrant’s common stock, $0.01 par value per share, which is contained in its Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents under certain circumstances and subject to certain limitations.  The Registrant’s certificate of incorporation and bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.  In addition, the Registrant has entered into separate indemnification agreements with its directors, officers and certain employees that require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees.  The Registrant also intends to maintain director and officer liability insurance, if available on reasonable terms.

These indemnification provisions and the indemnification agreements to be entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption From Registration Claimed.

Not applicable.

Item 8.   Exhibits.

4.1        Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on July 6, 1999 (incorporated by reference to Exhibit 3.1 to the Registrant’ Registration Statement on Form S-1 (File No. 333-121329) which became effective on March 14, 2005 (the “Registration Statement on Form S-1”)).

4.2        Certificate of Amendment of Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on January 25, 2005 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

4.3        Certificate of Designation of the Registrant, filed with the Delaware Secretary of State on October 27, 2003 (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1).

4.4        Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1).

4.5        Certificate of Amendment of Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on August 19, 1999 (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1).

4.6        Certificate of Amendment of Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on February 25, 2003 (incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-1).

5.1        Opinion of Morrison & Foerster LLP.

23.1      Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2      Consent of Morrison & Foerster LLP.  Reference is made to Exhibit 5.1.

24.1      Power of Attorney (see signature page of this Registration Statement).

99.1      BofI Holding, Inc. Amended and Restated 1999 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1).

99.2      BofI Holding, Inc. 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1).

99.3      BofI Holding, Inc. 2004 Employee Stock Purchase Plan, including forms of agreement thereunder (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1).

Item 9.   Undertakings.

(a)        The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act).

(b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on May 6, 2005.

BofI Holding, Inc.

By:    /s/ Gary Lewis Evans

Gary Lewis Evans

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Gary Lewis Evans and Andrew J. Micheletti, and each of them, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Gary Lewis Evans	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2005
Gary Lewis Evans
/s/ Andrew J. Micheletti	Chief Financial Officer (Principal Financial and Accounting Officer)	May 6, 2005
Andrew J. Micheletti
/s/ Jerry Englert	Chairman	May 6, 2005
Jerry Englert
/s/ Theodore C. Allrich	Vice Chairman	May 6, 2005
Theodore C. Allrich
/s/ Paul Grinberg	Director	May 6, 2005
Paul Grinberg
/s/ Robert Eprile	Director	May 6, 2005
Robert Eprile
/s/ Thomas J. Pancheri	Director	May 6, 2005
Thomas J. Pancheri
/s/ Connie M. Paulus	Director	May 6, 2005
Connie M. Paulus
/s/ Gordon L. Witter	Director	May 6, 2005
Gordon L. Witter

EXHIBIT INDEX

Exhibit

Number                                   Description

4.1        Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on July 6, 1999 (incorporated by reference to Exhibit 3.1 to the Registrant’ Registration Statement on Form S-1 (File No. 333-121329) which became effective on March 14, 2005 (the “Registration Statement on Form S-1”)).

4.2        Certificate of Amendment of Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on January 25, 2005 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

4.3        Certificate of Designation of the Registrant, filed with the Delaware Secretary of State on October 27, 2003 (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1).

4.4        Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1).

4.5        Certificate of Amendment of Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on August 19, 1999 (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1).

4.6        Certificate of Amendment of Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on February 25, 2003 (incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-1).

5.1        Opinion of Morrison & Foerster LLP.

23.1      Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2      Consent of Morrison & Foerster LLP.  Reference is made to Exhibit 5.1.

24.1      Power of Attorney (see signature page of this Registration Statement).

99.1      BofI Holding, Inc. Amended and Restated 1999 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1).

99.2      BofI Holding, Inc. 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1).

99.3      BofI Holding, Inc. 2004 Employee Stock Purchase Plan, including forms of agreement thereunder (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1).

Exhibit 5.1

[LETTERHEAD OF MORRISON & FOERSTER llp]

May 6, 2005

BofI Holding, Inc.

12220 El Camino Real, Suite 220

San Diego, CA 92130

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 executed by you on May 6, 2005 (the “Registration Statement”), and to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,450,390 shares of your common stock, $0.01 par value per share (the “Common Stock”), which will be issuable under the BofI Holding, Inc. Amended and Restated 1999 Stock Option Plan, the BofI Holding, Inc. 2004 Stock Incentive Plan and the BofI Holding, Inc. 2004 Employee Stock Purchase Plan (the “Plans”).

As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption of the Plans, of options previously granted pursuant to the Plans (the “Plan Shares”), and such documents as we have deemed necessary to render this opinion.

Based upon the foregoing, it is our opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plans, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Morrison & Foerster LLP

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of BofI Holding, Inc. dated October 13, 2004, appearing in the Registration Statement on Form S-1 (File No. 333-121329).

/s/ Deloitte & Touche LLP

Los Angeles, California

May 6, 2005